UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2020

DELCATH SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-16133	06-1245881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1633 Broadway, Suite 22C, New York, New York 10019

(Address of principal executive offices, including zip code)

(212) 489-2100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	DCTH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Resignation of Chief Executive Officer and Director

On May 18, 2020, Jennifer K. Simpson submitted her resignation as the Chief Executive Officer of Delcath Systems, Inc. (the “Company”) and, on May 20, 2020, Ms. Simpson also resigned from the Board of Directors of the Company.  Ms. Simpson’s resignation from the Company’s Board of Directors and resignation of her employment as the Chief Executive Officer of the Company, to be effective on June 1, 2020, was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  The Board of Directors of the Company has commenced a search to replace Ms. Simpson.

Resignation of Chief Financial Officer

On May 18, 2020, Barbra C. Keck, the Chief Financial Officer of the Company, submitted her resignation of employment to the Company, to be effective on June 1, 2020.  Ms. Keck’s resignation of her employment as Chief Financial Officer of the Company was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  The Board of Directors of the Company has commenced a search to replace Ms. Keck.

(c)

Appointment of Interim Chief Executive Officer

On May 20, 2020, the Board of Directors of the Company appointed John Purpura, M.S., the Company’s Executive Vice President, Global Head Operations, to serve as the Interim Chief Executive Officer of the Company, effective on June 1, 2020, until such time as the Company appoints a successor Chief Executive Officer. In addition to serving as Interim Chief Executive Officer, Mr. Purpura will continue to serve as Executive Vice President, Global Head of Operations of the Company. Mr. Purpura’s compensation will be adjusted to reflect the additional responsibilities.

Mr. Purpura, 58, joined the Company as Executive Vice President, Regulatory Affairs and Quality Assurance in November 2009 and was promoted to Executive Vice President, Global Head of Operations on July 19, 2016. Prior to joining the Company, he was with Bracco Diagnostics (formerly E-Z-EM,Inc.) as Vice President and then Executive Director of International Regulatory Affairs from 2007 to 2008 and Head of Regulatory Affairs for North America and Latin America from 2008 to 2009. Prior to E-Z-EM, Inc., Mr. Purpura had an 11-year career with Sanofi-Aventis, ultimately serving as Associate Vice President for Regulatory CMC from 2005 to 2007. From 1985 to 1995, he had various quality and regulatory management roles with Bolar Pharmaceuticals, Luitpold Pharmaceuticals and Eon Labs Manufacturing. He earned his M.S. in Management & Policy and B.S. degrees in Chemistry and Biology at the State University of New York at Stony Brook.

There is no arrangement or understanding between Mr. Purpura and any other person(s) pursuant to which he was selected to be an officer of the Company, and Mr. Purpura does not have any family relationships with any of the Company’s executive officers or directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DELCATH SYSTEMS, INC.

Dated: May 22, 2020	By:	/s/ Barbra Keck
Name: Barbra Keck
Title: Chief Financial Officer